Exhibit 4.29

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. EXECUTION VERSION SECOND ADDENDUM TO THE RELATIONSHIP AND CO- OPERATION AGREEMENT between VODAFONE KENYA LIMITED and THE GOVERNMENT OF THE REPUBLIC OF KENYA

1 PARTIES 1.1 The Parties to this Addendum are — 1.1.1 Vodafone Kenya Limited; and 1.1.2 the Government of the Republic of Kenya. 1.2 The Parties agree as set out below. 2 INTERPRETATION In this Addendum — 2.1 words and phrases defined in the Agreement will bear the same meanings herein; 2.2 “Addendum” means the second addendum to the Agreement contained in this document; 2.3 “Agreement” means the written agreement entitled “Relationship and Co-operation Agreement” entered into between the Parties on 3 December 2025 relating to, inter alia, undertakings provided by GoK to VKL and the Company, as amended; and 2 4 “Parties” means the parties to this Addendum and “Party” means either of them, as the context may require. 3 INTRODUCTION 3.1 The Parties entered into the Agreement. 3.2 Following the entering into of the Agreement, the Parties have agreed to amend the Agreement to, inter alia, include undertakings by the GoK to procure certain amendments to the applicable laws of the Capital Markets Authority of Kenya insofar as they relate to — 3.2.1 the classification of persons who are executive directors or employees of the persons related to the Company as not being “non-executive directors” in the The Capital Markets (Public Offers Listings and Disclosures) Regulations, 2023; and 3.2.2 prohibitions or restrictions on the inclusion of representatives of VKL (or any of its holding or subsidiary companies, including VGL) on the Company’s board and the ability for such representatives to form part of the Company’s board. 3.3 The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto, and accordingly do so hereunder CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

2 4 AMENDMENT OF THE AGREEMENT The Parties hereby amend the Agreement by: 4.1 the amendment of clause 5.2 of the Agreement to read as follows: “5.2 exercise all of its voting rights in favour of, and use its best endeavours to procure the approval by the Capital Markets Authority and Nairobi Securities Exchange of, the following amendments to the Articles —”; 4.2 [*** CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. CLIFFE DEKKER HOFMEYR

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

4.3 the deletion of clause 7.1.1 of the Agreement in its entirety; and 4.4 the deletion of clause 7.3.1 of the Agreement in its entirety. 5 SAVINGS CLAUSE Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum, all of the remaining terms and conditions of the Agreement shall mutatis mutandis continue in full force and effect. 6 COSTS Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum. 7 SIGNATURE 7.1 This Addendum is signed by the Parties on the dates and at the places indicated below. 7.2 This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts. 7.3 The persons signing this Addendum in a representative capacity warrant their authority to do so. 7.4 The Parties record that it is not required for this Addendum to be valid and enforceable that a Party shall initial the pages of this Addendum and/or have its signature of this Addendum verified by a witness. 7.5 Electronic Signature For purposes of this Addendum, any reference to “signature” or “execution” shall include advanced electronic signatures as provided for under the Kenya Information and Communications Act, Cap. 411A and the Kenya Information and Communications (Electronic Certification and Domain Name Administration) Regulations, 2020, and which advanced electronic signature shall be accompanied by a certificate issued by an electronic

5 certification service provider, licenced under the Kenya Information and Communications Act, Cap. 411A and the Kenya Information and Communications (Electronic Certification and Domain Name Administration) Regulations, 2020. [Remainder of the page intentionally left blank. Signature pages to follow.] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. CLIFFE DEKKER HOFMEYR

6 SIGNED at on . 2026 For and on behalf of VODAFONE KENYA LIMITED [***] Signature [***] Name of Signatory [***] Designation of Signatory AS WITNESSED BY [***] Signature [***] Name of Signatory [***] Designation of Signatory

1 April For and on behalf of THE GOVERNMENT OF THE REPUBLIC OF KENYA, REPRESENTED BY THE CABINET SECRETARY TO THE NATIONAL TRFASIIRY [***] Signature [***] Name of Signatory [***] Designation of Signatory CLIFFE DEKKER CamScanner